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                                                            Exhibit (d)(3)(b)(2)



                       AMENDMENT TO SUBADVISORY AGREEMENT
                        EFFECTIVE AS OF September 1, 1999


This AMENDMENT is made part of SUBADVISORY AGREEMENT (the "Agreement") dated as of 2nd day of November, 1998 among Nationwide Mutual Funds, an Ohio business trust (the "Trust") (formerly, Nationwide Investing Foundation III), Nationwide Advisory Services, Inc., an Ohio corporation (the "Adviser") and Brinson Partners, Inc., a Delaware corporation (the "Subadviser") and is consented to by Villanova Mutual Fund Capital Trust, a Delaware business trust ("Villanova MF").

WHEREAS, the Adviser wishes to transfer its mutual fund investment advisory business to Villanova MF and is asking the Trust and the Subadviser to agree to amend the Agreement so that Adviser's rights and responsibilities are transferred to Villanova MF (the "Transfer");

WHEREAS, the Trust is registered with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940 (the "1940 Act");

WHEREAS, Villanova MF is wholly owned by Villanova Capital, Inc., a Delaware corporation, under the majority ownership of Nationwide Financial Services, Inc., a Delaware corporation which through its wholly owned subsidiary, Nationwide Life Insurance Corporation, wholly owns the Adviser, and thus Villanova MF and the Adviser are under common control;

WHEREAS, all of the persons who will serve as the directors of Villanova Capital, Inc. immediately after the Transfer are persons who have served as directors of the Adviser prior to the Transfer;

WHEREAS, substantially all of the persons who will serve as officers of Villanova MF immediately after the Transfer are persons who have served as officers of the Adviser prior to the Transfer;

WHEREAS, the personnel who perform the services required of the Adviser under the Agreement will continue to perform the same services after the Transfer;

WHEREAS, with respect to the services provided under the Agreement, the business and operations of Villanova MF after the Transfer will be substantially the same as the business and operations of the Adviser prior to the Transfer;

WHEREAS, the Transfer will not result in any reduction in the nature or quality of the services which have been provided under the Agreement by the Adviser;

WHEREAS, the Transfer in and of itself will not result in a change in the fees or reimbursements required to be paid under the Agreement;

WHEREAS, the Transfer will not affect the business or operations of the Subadviser, or the nature or quality of the services provided under the Agreement by the Subadviser;

WHEREAS, in view of the foregoing, the Transfer should not constitute an assignment of the Agreement within the meaning of the 1940 Act; and

WHEREAS, the Trust's Board of Trustees has approved this amendment to the Agreement pursuant to Section 14 of the Agreement;

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereby agree as follows:

1. Effective September 1, 1999 (the "Effective Date"), the Adviser will transfer to Villanova MF all of its rights and responsibilities under the Agreement, including but not limited to, such rights and responsibilities relating to the supervision of the Subadviser's activities with respect to the Trust's portfolios and to the obtaining of information from, and provision of information to, the Subadviser.

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2.   On the Effective Date, Villanova MF will assume such rights and responsibilities of the Adviser, subject to the terms of the Agreement.

3. On the Effective Date, Adviser shall be relieved of all of its rights and responsibilities under the Agreement.

4. All other provisions of the Agreement shall remain in full force and effect.

5. The Trust represents and warrants that it possesses the requisite power and authority to enter into and perform its obligations under this amendment.

6. The Adviser represents and warrants that it possesses the requisite power and authority to enter into and perform its obligations under this amendment.

7. The Subadviser represents and warrants that it possesses the requisite power and authority to enter into and perform its obligations under this amendment.

8. Villanova MF represents and warrants that it possesses the requisite power and authority to enter into and perform its obligations under this amendment, and that it is registered with the U.S. Securities and Exchange Commission as an investment adviser pursuant to the Investment Advisers Act of 1940.

9. The Adviser and Villanova MF together represent and warrant that the transfer of the Agreement will not constitute an assignment of the Agreement within the meaning of the 1940 Act.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be duly executed as of the day and year first written above.


NATIONWIDE ADVISORY SERVICES, INC.           BRINSON PARTNERS, INC.


By:                                          By:
   ---------------------------------            --------------------------------

Title:                                       Title:
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Date:                                        Date:
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                                             Agreed and Consented to by:

NATIONWIDE MUTUAL FUNDS                      VILLANOVA MUTUAL FUND CAPITAL TRUST


By:                                          By:
   ---------------------------------            --------------------------------

Title:                                       Title:
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Date:                                        Date:
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